UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2016

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Commission file number: 001-33615

Concho Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0818600

(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

One Concho Center
600 West Illinois Avenue
Midland, Texas	79701

(Address of principal executive offices)	(Zip code)

(432) 683-7443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

On January 14, 2016, COG Operating LLC (the “Buyer”), a wholly-owned subsidiary of Concho Resources Inc. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with a third party (the “Seller”) and, solely with respect to certain sections specified therein, the Company. Pursuant to the Purchase Agreement, the Buyer agreed to acquire certain oil and gas properties and related assets of the Seller (the “Acquisition”).  As partial consideration for the Acquisition, the Company agreed to issue to the Seller 2,213,895 shares of common stock of the Company at a per share value of $90.34 (“Company Stock”), which was determined based upon the thirty-day average closing price of the Company’s common stock prior to the execution date of the Purchase Agreement. The Acquisition is expected to close during the first quarter of 2016, subject to customary closing conditions.

The issuance of the Company Stock under the Purchase Agreement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the regulations promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Seller.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CONCHO RESOURCES INC.

Date: January 19, 2016                                   By:      /s/ Travis L. Counts

                                                                        Name:  Travis L. Counts

Title:    Vice President and General Counsel